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                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT

            Subsidiary Name                       Jurisdiction of Organization
            ---------------                       ----------------------------

            Investment Advisory Network, LLC      Colorado
            SS&C Ventures, Inc.                   Connecticut
            HedgeWare, Inc.                       Delaware
            Quantra Software Corporation          Delaware
            SSC Direct.com, Inc.                  Delaware
            SS&C Pacific, Inc.                    Delaware
            Shepro Braun Systems, Inc.            Illinois
            Savid International Inc.              New Jersey
            The Savid Group, Inc.                 New York
            The Brookside Corporation             Rhode Island
            SS&C Fund Services N.V.               Curacao
            SS&C Fund Services (B.V.I.) Limited   British Virgin Islands
            SS&C Technologies PTE Ltd.            Singapore
            SS&C Technologies, KK                 Japan
            SS&C Technologies Limited             United Kingdom
            SS&C Technologies Sdn. Bhd.           Malaysia
            SS&C Technologies B.V.                Netherlands